Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of The Better Being Co., LLC of our report dated April 19, 2021 relating to the financial statements of The Better Being Co., LLC (formerly known as Nutrition Topco, LLC), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

July 26, 2021